UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2023

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 29, 2023, InVivo Therapeutics Holding Corp., through its wholly-owned subsidiary InVivo Therapeutics Corporation (together with InVivo Therapeutics Holding Corp., the “Company”), entered into a Lease Termination and Settlement Agreement (the “Settlement Agreement”) with ARE-MA Region No. 59, LLC (the “Landlord”) related to the Company’s headquarters located in Cambridge, Massachusetts (the “Premises”). Pursuant to the Settlement Agreement, the Company and the Landlord agreed to terminate, effective as of September 1, 2023 (the “Lease Termination Date”), that certain Lease Agreement, dated as of May 28, 2021, as amended on November 23, 2021 (the “Lease”). The Settlement Agreement provides that the Company shall surrender the Premises effective as of the Lease Termination Date.

As consideration for Landlord’s agreement to enter into the Settlement Agreement, the Company agreed to pay the Landlord a lease termination fee of $578,932.24. The Company also authorized the Landlord to draw down and retain the full amount of the letter of credit from Silicon Valley Bank entered into in connection with the Lease, in the amount of $100,178.76. The Company will have no further rent obligations to the Landlord pursuant to the Lease after the Lease Termination Date.

The foregoing description of the Lease Termination Agreement is qualified in its entirety by reference to the full text of the Lease Termination Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the fiscal quarter ending September 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: September 1, 2023	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer